Exhibit 99.3
MANHATTAN ASSOCIATES AND EVANT
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
     As previously reported, on August 31, 2005, Manhattan Associates, Inc. (the “Company” or “we”) acquired all of the issued and outstanding stock of Evant, Inc. (“Evant”), and Evant became a wholly-owned subsidiary of the Company. Evant is a provider of demand planning & forecasting and replenishment solutions to more than 60 customers in the retail, manufacturing and distribution industries. The acquisition further diversifies our product suite and expands our customer base. We paid an aggregate of $47.2 million in cash, and incurred $0.3 million in acquisition costs and $0.8 million of severance to eliminate duplicative functions. The $47.2 million includes $2.3 million of bonuses paid to employees not retained by us pursuant to an employee bonus plan approved by Evant’s management (“Evant bonus plan”). In addition to the $47.2 million cash paid, we paid $2.8 million into escrow at closing for employee retention purposes pursuant to the Evant bonus plan. These funds will be distributed to employees upon completion of up to twelve months of service with us. The $2.8 million has been recorded as a prepaid asset and will be expensed over the required employee retention period. Of the cash paid, $4.0 million is being held in escrow for fourteen months to compensate us, subject to certain limitations, for potential losses resulting from, among other things, breaches of representations, warranties or covenants in the merger agreement and certain pending and potential claims and other matters specified in the merger agreement; $0.4 million is being held in escrow for six months to satisfy a potential customer obligation; and $4.3 million is being held in escrow for dissenting shareholders until certain shareholder issues are resolved. The acquisition of Evant was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations.
     The unaudited pro forma condensed combined financial statements have been prepared to give effect to Manhattan’s acquisition of Evant. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired. The allocation of the purchase price to the assets acquired and liabilities assumed, which is preliminary and subject to change, was based on management’s estimates of fair value and a valuation performed by an independent valuation professional. The unaudited pro forma condensed combined financial statements presented below include pro forma adjustments made based on these allocations.
     The unaudited pro forma condensed combined balance sheet as of June 30, 2005 has been prepared as if the acquisition had been consummated on June 30, 2005. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005 and year ended December 31, 2004 have been prepared as if the proposed acquisition had occurred on January 1, 2004, and combines our and Evant’s statements of operations for the six month period ended June 30, 2005, and the year ended December 31, 2004, respectively.
     The unaudited pro forma condensed combined financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the acquisition. The unaudited pro forma condensed combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, should be read in conjunction with the Company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s annual report on Form 10-K and the historical consolidated financial statements and related notes of Evant included in this Form 8-K/A.

MANHATTAN AND EVANT
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2005
(in thousands, except per share amounts)

	Historical
						Pro Forma
			Pro Forma	Note		Combined
	Manhattan	Evant	Adjustments	Ref.		Manhattan

ASSETS
Current assets:
Cash and cash equivalents	$32,639	$9,262	$(9,262)	(a	)	$32,639
Short-term investments	97,259	—	(51,159)	(a	)	46,100
Accounts receivable, net	46,517	5,026	—			51,543
Deferred income taxes	2,342	—	2,296	(f	)	4,638
Prepaid expenses and other current assets	8,676	272	2,814	(g	)	11,762

Total current assets	187,433	14,560	(55,311)			146,682

Property and equipment, net	14,324	366	—			14,690
Long-term investments	38,322	—	—			38,322
Acquisition-related intangible assets, net	6,521	—	15,121	(b	)	21,642
Goodwill, net,	32,245	—	36,251	(b	)	68,496
Deferred income taxes	2,940	—	—			2,940
Other assets	2,964	66	—			3,030

Total assets	$284,749	$14,992	$(3,939)			$295,802

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,782	$3,123	$—			$25,905
Current portion of debt and capital lease obligations	143	7,153	(7,153)	(a	)	143
Deferred revenue	24,958	7,137	(5,594)	(d	)	26,501
Other current liabilities	3,477	2,752	(2,487)	(e	)(h)	3,742

Total current liabilities	51,360	20,165	(15,234)			56,291

Long-term portion of debt and capital lease obligations	75	350	(350)	(a	)	75
Deferred rent	355	193	(193)	(i	)	355
Deferred income taxes	406	—	5,637	(f	)	6,043
Other noncurrent liabilities	—	—	485	(h	)	485

Shareholders’ equity
Preferred stock and convertible preferred stock	—	36,484	(36,484)	(c	)	—
Common stock	287	97,915	(97,915)	(c	)	287
Additional paid in capital	118,541	—	—			118,541
Retained earnings (accumulated deficit)	113,317	(139,786)	139,786	(c	)	113,317
Accumulated other comprehensive loss	673	(183)	183	(c	)	673
Deferred compensation	(265)	(146)	146	(c	)	(265)

Total shareholders’ equity (deficit)	232,553	(5,716)	5,716			232,553

Total liabilities and shareholders’ equity	$284,749	$14,992	$(3,939)			$295,802

MANHATTAN AND EVANT
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(in thousands, except per share amounts)

			Pro Forma	Note		Combined
	Manhattan	Evant	Adjustments	Ref.		Manhattan

Revenue	$117,676	$11,696	—			$129,372

Cost and expenses:
Cost of revenue	48,728	4,946	—			53,674
Research and development	15,547	5,924	—			21,471
Sales and marketing	20,195	2,552	—			22,747
General and administrative	14,430	1,995	(108)	(k	)	16,317
Amortization of acquisition-related intangibles	1,018	—	1,383	(j	)	2,401
Severance, acquisition and accounts receivable charges	4,400	—	—			4,400

Total cost and expenses	104,318	15,417	1,275			121,010

Operating income (loss)	13,358	(3,721)	(1,275)			8,362
Other income (expense), net	1,094	(58)	(546)	(l	)	490

Income (loss) before income taxes	14,452	(3,779)	(1,821)			8,852
Income tax provision (benefit)	6,897	—	(2,128)	(m	)	4,769

Net income (loss)	$7,555	$(3,779)	$307			$4,083

Basic net income per share	$0.26					$0.14

Diluted net income per share	$0.25					$0.14

Weighted average shares outstanding:
Basic shares	29,396					29,396

Fully diluted shares	30,015					30,015

MANHATTAN AND EVANT
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share amounts)

			Pro Forma	Note		Combined
	Manhattan	Evant	Adjustments	Ref.		Manhattan

Revenue	$214,919	$19,371	—			$234,290

Cost and expenses:
Cost of revenue	92,088	9,587				101,675
Research and development	28,822	11,193	—			40,015
Sales and marketing	34,049	6,353	—			40,402
General and administrative	27,046	4,466	(216)	(k	)	31,296
Amortization of acquisition-related intangibles	1,496	140	2,626	(j	)	4,262

Total cost and expenses	183,501	31,739	2,410			217,650

Operating income (loss)	31,418	(12,368)	(2,410)			16,640
Other income (expense), net	3,257	(85)	(1,124)	(l	)	2,048

Income (loss) before income taxes	34,675	(12,453)	(3,534)			18,688
Income tax provision (benefit)	12,566	—	(6,075)	(m	)	6,491

Net income (loss)	$22,109	$(12,453)	$2,541			$12,197

Basic net income per share	$0.74					$0.41

Diluted net income per share	$0.71					$0.39

Weighted average shares outstanding:
Basic shares	30,056					30,056

Fully diluted shares	31,067					31,067

MANHATTAN AND EVANT
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1. BASIS OF PRO FORMA PRESENTATION
     The unaudited pro form condensed combined balance sheet is based on the historical balance sheets of Manhattan Associates, Inc. (the “Company” or “Manhattan”) as of June 30, 2005 and Evant, Inc. (“Evant”) as of June 30, 2005 and has been prepared to reflect the acquisition as if it had been consummated on June 30, 2005.
     The unaudited pro forma condensed combined statement of operations combines the historical results of operations of the Company and Evant for the six months ended June 30, 2005 and year ended December 31, 2004 and has been prepared to reflect the acquisition as if it occurred on January 1, 2004.
     On a combined basis, there were no transactions between the Company and Evant reflected in the unaudited pro forma condensed combined statement of operations. There are no significant differences between the accounting policies of the Company and Evant.
NOTE 2. PRELIMINARY PURCHASE PRICE ALLOCATION
     On August 31, 2005, Manhattan acquired and merged with Evant, Inc. The Company paid an aggregate of approximately $47.2 million in cash, and incurred $0.3 million in acquisition costs and $0.8 million of severance to eliminate duplicative functions. The $47.2 million includes $2.3 million of bonuses paid to employees not retained by Manhattan pursuant to an employee bonus plan approved by Evant’s management (“Evant bonus plan”). Of the cash paid, $4.0 million is being held in escrow for fourteen months to compensate Manhattan, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the merger agreement and certain pending and potential claims and other matters specified in the merger agreement; $0.4 million is being held in escrow for six months to satisfy a potential customer obligation; and $4.3 is being held in escrow for dissenting shareholders until issues are resolved. In addition to the $47.2 million cash paid, Manhattan paid $2.8 million to escrow at closing for retained employees pursuant to the Evant bonus plan. These funds will be distributed to employees upon completion of up to twelve months of service with Manhattan. The $2.8 million has been recorded as a prepaid asset by Manhattan and will be expensed over the required employee retention period. The acquisition of Evant was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations.
     The estimated total purchase price of the Evant acquisition is as follows (in thousands):

Cash paid, net of cash received	$47,198
Acquisition costs	312
Severance costs	835

Total	$48,345

     Under the purchase method of accounting, the total estimated purchase price is allocated to Evant’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. The preliminary work performed by third party valuation specialists was considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The preliminary purchase price allocation is as follows (in thousands):

Tangible net assets acquired (liabilities assumed)	$(3,027)
Goodwill	36,251
Identifiable intangible assets	15,121

Total	$48,345

     Tangible assets acquired and liabilities assumed were preliminarily valued at their estimated current fair values at the acquisition date. The preliminary valuation of identifiable intangible assets acquired was performed by an independent valuation professional.
     The following identifiable intangible assets were identified and valued using a discounted cash flow methodology:

Core Product Technology (60 month useful life)	$3,992,000
Current Product Technology (24 month useful life)	339,000
Customer maintenance contracts (72 month useful life)	10,790,000

$15,121,000

     A preliminary estimate of $36,251,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired calculated as of June 30, 2005. In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but will be tested for impairment at least annually.
NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The pro forma adjustments reflected represent estimated values and amounts based on available information and do not reflect cost savings and synergies that management believes would have resulted had the acquisition been completed as of June 30, 2005, with respect to the unaudited pro forma condensed combined balance sheet as of June 30, 2005, and January 1, 2004 with respect to pro forma condensed combined statement of operations for the six months ended June 30, 2005, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004. Additionally, adjustments for non-recurring items and restructuring charges are not reflected in the unaudited pro forma condensed combined statement of operations. The allocation of the purchase price to the assets acquired and the liabilities assumed is based on preliminary estimates, which may change as additional information is obtained. The actual adjustments that will result from the acquisition may differ materially from the adjustments presented in this Form 8-K/A.
     Pro forma adjustments to the consolidated balance sheet and consolidated statements of operations:
(a)	Adjustment reflects cash paid by Evant to repay debt obligations and cash paid by Manhattan for the acquisition as shown below (in thousands):

Purchase price	$47,198
Prepaid retention bonuses	2,814
Acquisition costs	312
Severance costs	835

Total	51,159
Evant cash used to repay debt	7,503
Remaining Evant cash	1,759

Total Evant cash	9,262

Total	$60,421

(b)	Adjustments reflect the recording of intangible assets associated with the acquisition. The following identifiable intangible assets were identified and valued:

Core Product Technology	$3,992,000
Current Product Technology	339,000
Customer maintenance contracts	10,790,000

$15,121,000

The remaining intangible asset value of $36,251,000 was allocated to goodwill. Subsequent changes to the net liability position from the pro forma dates presented will have an impact on the goodwill recorded. Core product technology, current product technology, and maintenance contracts are expected to have estimated useful lives of 5 years, 2 years, and 6 years, respectively.

(c)	Adjustments reflect the elimination of Evant’s existing shareholders’ equity balances.

(d)	Reflects adjustment of Evant’s deferred revenue to fair value based on estimated direct costs and an appropriate profit margin to fulfill the obligation in accordance with EITF No. 01-3. The fair value reflected is based on Evant’s deferred revenue balances as of June 30, 2005 which will thus differ from the actual fair value adjustment as of the acquisition date.

(e)	Adjustment reflects elimination of $2,752,000 Evant liability which was deemed to have no fair value based on the present value of expected future cash flows. Adjustment also includes establishment of unfavorable lease obligation (see note (h)).

(f)	Reflects adjustment to record deferred tax assets and liabilities of Evant; majority of deferred tax liability relates to identifiable intangible assets which are not deductible for tax purposes. Potential tax carryforwards available to Manhattan are still being evaluated and have not been included in the adjustments.

(g)	Adjustment reflects prepayment on date of close for Evant employee retention bonuses under the plan established by Evant’s management. The amounts will be expensed by Manhattan over the employee retention period.

(h)	Adjustment reflects estimated value of unfavorable lease obligation equal to the excess of the remaining lease payments over market rates on Evant’s facility. This adjustment is based on the remaining lease payments as of June 30, 2005 and will thus differ from the actual value recorded as of the acquisition date. The total obligation as of June 30, 2005 was $750,000, of which $265,000 is included in current liabilities and $485,000 is included in noncurrent liabilities.

(i)	Adjustment reflects elimination of Evant’s deferred rent liability. The remaining post-acquisition lease payments will be expensed on a straight-line basis by Manhattan.

(j)	Adjustments reflect amortization of core product technology, current product technology, and maintenance contracts over 5 years, 2 years, and 6 years, respectively. Total amortization expense is $1,383,000 for the 6 months ended June 30, 2005 and $2,766,000 for the year ended December 31, 2004. The 2004 adjustment also includes the elimination of $140,000 amortization expense recorded by Evant related to prior acquisitions.

(k)	Adjustments reflect amortization of unfavorable lease obligation based on the estimated value of the obligation as of January 1, 2004.

(l)	Adjustments reflect: (1) a reduction in interest income at a 2.5% interest rate due to the reduction in cash and investments as a result of the acquisition; (2) the elimination of interest expense associated with the Evant debt as well as Evant’s interest income.

(m)	Adjustment reflects the tax benefit computed at 38% statutory rate of Evant’s net losses and the pro forma adjustments
NOTE 4. FINANCIAL STATEMENT CLASSIFICATION
     To facilitate the combination of financial information for pro forma purposes, certain Evant balances have been reclassified in order to conform to Manhattan’s financial statement presentation.